UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 28, 2005

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 28, 2005, the stockholders of Raining Data Corporation (the “Company”) approved amendments to the Company’s 1999 Stock Option Plan (the “Plan”) to: (1) increase the number of shares authorized for issuance under the Plan by 1,500,000 shares to a total of 6,500,000 shares available for issuance under the Plan; (2) provide for automatic annual increases in the number of shares reserved for issuance under the Plan by an amount equal to the lesser of (i) three percent (3%) of the Company’s total outstanding shares on the last day of the Company’s fiscal year, (ii) 2,000,000, or (iii) such lesser amount as determined in the sole and absolute discretion of the Company’s Board of Directors; and (3) add restricted stock purchase rights as a new award type and add net exercise as an acceptable form of consideration upon exercise of stock options.  The Company’s Board of Directors had previously approved such amendments, subject to the approval of the stockholders.

The Plan permits the Company to grant stock options and restricted stock purchase rights to eligible employees, directors and consultants, subject to the terms of the Plan.

This summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by the Plan, attached hereto as Exhibit 10.1.

ITEM 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On November 28, 2005, the stockholders of the Company approved amendments to the Company’s Restated Certificate of Incorporation to: (1) increase the authorized number of shares of Common Stock from 60,000,000 to 100,000,000 shares; (2) increase the authorized number of shares of Preferred Stock from 300,000 to 5,000,000 shares; and (3) remove the provision requiring the affirmative vote of the holders of two-thirds (2/3) of the outstanding voting shares to amend, alter, modify or repeal provisions of the Company’s Restated Certification of Incorporation which (i) set the authorized number of directors, (ii) provide for a classified Board of Directors and (iii) provide for directors to be removed with or without cause.  The Company’s Board of Directors had previously approved such amendments, subject to the approval of the stockholders.  The Company filed an Amended and Restated Certificate of Incorporation reflecting such amendments with the Secretary of State of Delaware on November 29, 2005.  Such Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1.

On November 28, 2005, the stockholders of the Company approved amendments to Section 3.1 and Article XI of the Company’s Amended and Restated Bylaws to remove the requirement of the affirmative vote of two-thirds (2/3) of the then-outstanding shares of stock entitled to vote to amend, change or repeal provisions which (i) set the authorized number of directors and (ii) provide for a classified Board of Directors.  The Company’s Board of Directors had previously approved such amendments, subject to the approval of the stockholders.

In addition, the Board of Directors approved amendments to the Company’s Bylaws to (i) prohibit stockholders from taking action by written consent, (ii) require that notice of a stockholder proposal be received by the Company no less than one-hundred twenty (120) days prior to the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders and (iii) require that such notice include, in addition to the other information detailed in the Bylaws, all information required by Rule 14a of the Securities Exchange Act of 1934.  Such amendments to the Bylaws were effective on November 28, 2005, immediately prior to the Annual Meeting of Stockholders held on such date.  Prior to such amendments to the Bylaws, (a) stockholders of the Company were permitted to take action by written consent, (b) notice of stockholder proposals were required to be received by the Company not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders and (c) there was no Bylaw provision specifically requiring that notice of stockholder proposals include all information required by Rule 14a of the Securities Exchange Act of 1934.

The Amended and Restated Bylaws of the Company reflecting the above-described amendments is attached hereto as Exhibit 3.2.

These summaries of the terms of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not intended to be complete and are qualified in their entirety by such documents, which are attached hereto as Exhibits 3.1 and 3.2, respectively.

ITEM 9.01.            Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on November 29, 2005.

3.2	Amended and Restated Bylaws of the Registrant, dated November 28, 2005.

10.1	1999 Stock Plan, as amended on November 28, 2005, Form of Notice of Stock Option Grant and Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINING DATA CORPORATION

By:	/s/ Brian C. Bezdek	Date: November 30, 2005
Brian C. Bezdek,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on November 29, 2005.

3.2	Amended and Restated Bylaws of the Registrant, dated November 28, 2005.

10.1	1999 Stock Plan, as amended on November 28, 2005, Form of Notice of Stock Option Grant and Form of Stock Option Agreement.